Exhibit 99.1

CORE LABORATORIES N.V. C/O CORE LABORATORIES LP 6316 WINDFERN ROAD HOUSTON, TX 77040

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Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 2:00 P.M. Eastern Time on March 28, 2023, for shares held directly and by 11:59 P.M. Eastern Time on March 28, 2023 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 2:00 P.M. Eastern Time on March 28, 2023 for shares held directly and by 11:59 P.M. Eastern Time on March 28, 2022 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORE LABORATORIES N.V.	For	Against	Abstain
The Board of Supervisory Directors recommends that you vote FOR the following proposals:

1. To adopt a special resolution of the Core Lab N.V. Shareholders (the “Transaction Proposal”) to approve a series of transactions (the “Transaction”), to:	☐	☐	☐

(i) enter into the merger, pursuant to the merger plan (the “Merger Plan”) (In the form attached as Appendix A - Merger Plan to the accompanying Proxy Statement/Prospectus), by way of a downstream cross-border merger (the “Merger”) of Core Lab N.V. with and into Core Laboratories Luxembourg S.A., a public limited liability company incorporated under the laws of Luxembourg (“Core Lab Luxembourg”), with Core Lab Luxembourg surviving, such that all assets and liabilities of Core Lab N.V. are transferred to Core Lab Luxembourg by universal succession of title and Core Lab N.V. will cease to exist without going into liquidation, against the issuance of new Core Lab Luxembourg shares, in accordance with an exchange ratio of one Core Lab Luxembourg share for one Core Lab N.V. share;

(ii) as soon as practicable following completion of the Merger, Core Lab Luxembourg migrating out of Luxembourg and domesticating as Core Laboratories Inc. (“Core Lab Delaware”), a Delaware corporation (the “U.S. Redomestication”); and

(iii) grant a power of attorney (In the form attached as Appendix D – Power of Attorney to the accompanying Proxy Statement/Prospectus) to each member of the board of directors of Core Lab Luxembourg (the “Luxembourg Meeting Proxies”) to individually, vote by proxy, the shares of Core Lab N.V. Shareholders in favor of the U.S. Redomestication at an extraordinary general meeting of Core Lab Luxembourg (the “Luxembourg Meeting”) to be held on April 3, 2023 as per the Notice of Extraordinary General Meeting of Core Lab Luxembourg in the accompanying Proxy Statement/Prospectus.

2. To adopt a special resolution of the Core Lab N.V. Shareholders (the “Articles of Amendment Proposal”) to:	☐	☐	☐

(i) amend the articles of association of Core Lab N.V. (in the form attached as Appendix E - Deed of Amendment of the Articles to the accompanying Proxy Statement/Prospectus) to include a formula on the basis of which cash compensation to Core Lab N.V. Shareholders who exercise their withdrawal right in connection with the Merger, as referred to in Section 2:333h (1) of the Dutch Civil Code, can be readily determined; and

(ii) grant a Power of Attorney to each notarial employee of HVG Law LLP jointly as well as severally to execute and sign the Deed of Amendment of the Articles.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement/Prospectus are available at www.proxyvote.com.

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CORE LABORATORIES N.V.

Extraordinary General Meeting of Shareholders

March 29, 2023 | 9:00 AM CEST

This proxy is solicited by the Board of Supervisory Directors

This Proxy is being solicited on behalf of the Board of Supervisory Directors of Core Laboratories N.V. for the Extraordinary General Meeting of Shareholders to be held on Wednesday, March 29, 2023.

The undersigned hereby constitutes and appoints the Chairman of the Supervisory Board, Mark Tattoli, General Counsel of the Company, as well as Jaap Stoop, Jules van de Winckel, and any other lawyer or notary working with NautaDutilh N.V., the Company’s Dutch legal counsel, and each or any of them, his/her true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to attend the Extraordinary General Meeting of Shareholders of Core Laboratories N.V. to be held at the offices of NautaDutilh N.V., Beethovenstraat 400, 1082 PR Amsterdam, the Netherlands, on Wednesday, March 29, 2023 at 9:00 am. CEST and any adjournment(s) thereof, with all powers the undersigned would possess if personally present and to vote thereof, as provided on the reverse side of this card, the number of shares the undersigned would be entitled to vote if personally present. In accordance with their discretion, said attorneys and proxies are authorized to vote upon such other matters and issues as may properly come before the meeting or any adjournment thereof.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF SUPERVISORY DIRECTORS. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF SUPERVISORY DIRECTORS.

Continued and to be signed on reverse side